EXHIBIT 10.38

                               WORKOUT AGREEMENT
                               -----------------

                                      of
                                      --

                                 VIADOR, INC.
                                 ------------


     This Workout Agreement ("Agreement") is made between Viador, Inc. ("Debtor") and each of the creditors of the Debtor that executes a Consent in the form attached hereto as Exhibit A (individually, a Creditor and, collectively, the "Creditors").

                                   RECITALS
                                   --------

     A. As of September 30, 2001 ("Workout Date"), the Debtor was indebted to the holders of unsecured claims totaling approximately $2.0 million.

     B. On October 25, 2001, the Debtor executed a security agreement ("Security Agreement") whereby the Debtor granted a security interest ("Security Interest") in substantially all of its assets to Credit Managers Association of California ("CMA") as Trustee for its creditors.

     C. The Debtor convened a meeting on October 12, 2001, to which all of its unsecured creditors were invited. At that meeting, the management of Debtor discussed the Debtor's financial condition and its future prospects. At the conclusion of that meeting, the creditors who were present formed a committee of creditors ("Committee") that is currently composed of the following Creditors: Jacobs Fulton Design Group, Expert Planet, Hogue, Polaris, Adecco, and Versata.

     D. Thereafter, the Debtor met with the Committee and a plan for restructuring the obligations of the Debtor was agreed upon between the Debtor and the Committee. This Agreement embodies such agreement. The Committee supports this Agreement and recommends that all creditors participate in the debt restructuring proposed by this Agreement.


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     E.     On December 6, 2001, the Debtor, the Committee and CMA entered into the Deposit Agreement pursuant to which the Debtor deposited $525,000 with CMA to fund the distributions to creditors contemplated by this Agreement.

     F. The Debtor is also negotiating with representatives of a group of investors to provide the Debtor with equity financing of approximately $1 million (the "Investment").



                                  Article I
                                  ---------


                   DESCRIPTION AND DETERMINATION OF CLAIMS
                   ---------------------------------------
     1.1     Claims Treated Under This Agreement.  Claims subject to this
             -----------------------------------
Agreement ("Unsecured Claims") shall include all unsecured claims against the Debtor, whether disputed or undisputed, which existed on the Workout Date and all claims that existed on such date which are unsecured but for (a) the value of their beneficial interest under the Security Agreement or (b) any value of their interest under a judgment lien, attachment lien, or similar charge in connection with their claim which is subordinate to the Security Interest. Unsecured Claims shall include (a) all unsecured claims arising under leases or executory contracts entered into prior to the Workout Date except to the extent of the reasonable value of the use of goods, services or space actually used or occupied by the Debtor after the Workout Date and (b) interest, late charges and other amounts accruing on or before the Workout Date. Unsecured Claims shall not include those claims described in Exhibit B hereto ("Schedule of Excluded Claims") or an amendment to such Exhibit B that is delivered to the Committee by the Debtor on or before the Effective Date, nor interest, late charges and other amounts accruing after the Workout Date.

     1.2     Designation of Claim Amount by Creditor.  Upon execution of a
             ---------------------------------------
Consent in the form of the attached Exhibit A (the "Consent"), each Creditor shall state thereon the amount of its Unsecured Claim. Such Unsecured Claim shall not include any interest, late charges or similar amounts accruing after the Workout Date, all of which accruals shall be deemed waived by the execution of the Consent.


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     1.3     Delivery of Consent.  The Creditor shall deliver such Consent to
             -------------------
CMA at the address or facsimile number shown thereon.   CMA shall note on each
Consent the date it is received and shall immediately transmit a copy of such Consent to the Debtor.

     1.4     Notice of Dispute.  Not later than the later of (a) the Effective
             -----------------
Date or (b) ten days after receipt of the copy of a Consent from CMA, if the Debtor disputes all or any portion of the Unsecured Claim asserted by a Creditor in its Consent, the Debtor shall transmit written notice to the Creditor stating the amount thereof that is disputed.

     1.5     Determination of Allowed Claim.  If the Debtor gives timely notice
             ------------------------------
of dispute of an Unsecured Claim, the portion of such claim which the Debtor disputes shall be deemed a "Disputed Claim." Any Unsecured Claim, or portion thereof, which the Debtor does not timely dispute shall be deemed an Allowed Claim.

     1.6     Treatment of Disputed Claims.
             ----------------------------

            (a)     Resolution Through Arbitration.  The allowability of each
                    ------------------------------
Disputed Claim shall be determined by either (i) agreement between the Debtor and the Creditor or (ii) binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association upon demand submitted to the Association by either party. The award of the arbitrator in such proceeding shall be a declaration only of the amount of the Creditor's Allowed Claim under this Agreement and shall specify that it may be satisfied only in accordance with this Agreement. The allocation of the cost of such arbitration (including the fees, if any, of the arbitrator) shall be determined by the arbitrator in the award.

             (b)     Reserve for Disputed Claims.  At the time when any
                     ---------------------------
distribution is to be made to the holders of Allowed Claims, the Disbursing Agent shall withhold an amount equal to the distribution that would have been made on all Disputed Claims if they had been Allowed Claims at the time of the distribution. The Disbursing Agent shall hold such amount in an interest bearing, federally insured deposit account ("Claims Reserve") pending resolution of the Disputed Claim as provided herein.


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             (c)     Distributions on Disputed Claims.  Not later than thirty
                     --------------------------------

days after the Disbursing Agent receives written notice that the allowability of a Disputed Claim is resolved, the Disbursing Agent shall pay to the Creditor holding such claim , from the Claims Reserve, (a) the portion of the distributions that were withheld on account of the Disputed Claim to which the holder thereof is entitled as a result of resolution of the Disputed Claim and
(b) the interest accrued in the Claims Reserve on account of such portion. The portion of such distributions to which the holder is not entitled shall be returned to the Debtor.

                                  Article II
                                  ----------


                             TREATMENT OF CLAIMS
                             -------------------

     2.1     Treatment of Unsecured Claim.  Each Creditor holding an Allowed
             ----------------------------
Claim shall receive a distribution in an amount equal to twenty-five percent (25%) of the amount of such Creditor's Allowed Claim. Subject to section 2.4, such distribution shall be in full satisfaction of all claims held by such Creditor.

     2.2     Acceptance of Agreement As Novation; Consideration.  By execution
             --------------------------------------------------
of their Consents, the Creditors accept this Agreement and the treatments set forth herein. Subject to section 2.4, the treatment provided to Unsecured Claims in this Agreement shall supercede and replace all Unsecured Claims held by the Creditors. The Creditors accept this Agreement for valuable consideration, receipt of which is hereby acknowledged; such consideration includes the promises of the Debtor herein, the powers granted to the Committee and the Investment, which is being made in reliance on the acceptance of this Agreement by the Creditors.

     2.3     Security Interest.  As security for the Debtor's performance of
             -----------------
its obligations hereunder, the Security Interest shall continue in effect until all Unsecured Claims are satisfied as provided herein. Upon payment by the Debtor of all Unsecured Claims as provided in this Agreement, the Security Interest shall be terminated.


     2.4     Non-Receipt of Investment.  Notwithstanding any other provision of
             -------------------------
this Agreement, in the event that the Debtor does not receive the full amount of the Investment on or before February 28, 2002, then each Creditor shall be entitled to assert against the Debtor the full amount of all claims held by such Creditor against the Debtor, including all accrued interest, costs, fees and attorneys' fees, less any payments actually received by such Creditor on account of such claims.

                                 Article III
                                 -----------


                                DISTRIBUTIONS
                                -------------

     3.1 Not later than five days after the Effective Date, the Debtor shall provide additional cash to the Disbursing Agent which, when added to the amounts deposited pursuant to the Deposit Agreement, shall be in an amount sufficient to pay 25% of all Unsecured Claims and to pay the fees of the Disbursing Agent. The Disbursing Agent shall forthwith distribute to all holders of Allowed Claims an amount equal to 25% of such Allowed Claims. The Disbursing Agent shall make distributions to holders of Disputed Claims as provided in section 1.6(c).

                                 Article IV
                                 ----------

                               EFFECTIVE DATE
                               --------------

     4.1     Acceptance of Creditors.  This Agreement shall become effective
             -----------------------
only if it is accepted by the holders of 95% or more in dollar amount of Unsecured Claims or by such lower percentage to which the Debtor and the Committee agree. In determining such percentage, Unsecured Claims held by creditors who do not submit Consents shall be deemed to be in the amounts shown in the Debtor's books and records.

     4.2     Definition of Effective Date.    The "Effective Date" of this
             ----------------------------
Agreement shall be the day on which the Disbursing Agent certifies that the required percentage of acceptances has been received, provided that if the Effective Date has not occurred by February 28, 2002 either party may declare this Agreement null and void.


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                                 Article V
                                 ---------



                                 COVENANTS
                                 ---------

     5.1     Affirmative Covenants.  Until the obligations of the Debtor under
             ---------------------
this Agreement are satisfied in full, unless the Committee agrees otherwise, the Debtor shall:

             (a)     Continuation of Relationships.  Continue to conduct
                     -----------------------------
business with Creditors to the extent that the prices, service, product availability, and quality of performance by such Creditors are comparable to those available to the Debtor generally and to the extent this covenant is not prohibited by antitrust or other applicable law, governmental regulations, or requirements of customers of the Debtor.

             (b)     Maintenance of Books and Records.  Maintain its books and
                     --------------------------------
records according to generally accepted accounting principles applied on a consistent basis.

             (c)     Payment of Taxes.  Promptly pay all taxes, fees, levies
                     ----------------
and charges due and payable to any public authority as they accrue, except to the extent such nonpayment is due to a bona fide dispute as to liability therefor.

     5.2     Negative Covenants.  Until the obligations of the Debtor hereunder
             ------------------
are satisfied, unless the Committee agrees otherwise, the Debtor shall not:

             (a)     Payments Outside Agreement.  Make any payment on any
                     --------------------------
Unsecured Claim other than according to the treatments set forth in this Agreement.

             (b)     Distributions To Shareholders.  Declare or pay any
                     -----------------------------
dividend or make any distribution in cash or in kind with respect to any of its capital stock or take any action to authorize any such dividend or distribution.

             (c)     Redemption of Stock.  Purchase, redeem, retire or
                     -------------------
otherwise acquire for value any of its capital stock.


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             (d)     Loans to Others.  Make any loan in any amount to any
                     ---------------
person or entity other than travel, expense and/or similar advances made in the ordinary course of business to existing or prospective employees.

             (e)     Guaranties.  Become obligated as a surety or guarantor on
                     ----------
behalf of any other person or entity except in the ordinary course of business.

     5.3     Confidentiality of Information.  The Committee acknowledges that
             ------------------------------
substantial portions of the information provided to it may be confidential information of the Debtor, and the Committee shall safeguard the confidentiality of all information designated by the Debtor as confidential and shall not, without the prior written consent of the Debtor, disclose any information so designated to any third party other than its attorneys.

                                  Article VI
                                  ----------



                             DEFAULT AND REMEDIES
                             --------------------

     6.1     Events of Default.  It shall be an "Event of Default" hereunder if
             -----------------
(a) the Debtor fails to make any payment required hereby within ten days after the due date thereof or (b) the Debtor fails to perform any other of its obligations hereunder or under the Security Agreement.

     6.2     Remedies on Default.   Upon the occurrence of an Event of Default
             -------------------
and so long as such Event of Default is continuing, the Committee may, at its election, give notice of such default to the Debtor. The notice shall specify the Event(s) of Default on which such notice is based. If such Event of Default is a failure to make any payment required hereby, the Debtor shall have not more than ten (10) days after giving of such notice to cure such Event of Default. If such Event of Default is due to a failure to perform any other of its obligations hereunder or under the Security Agreement, the Debtor shall have not more than thirty (30) days to cure such Event of Default. If the Debtor fails to cure such Event of Default within the foregoing periods, the Committee may exercise all remedies available to it and the Creditors hereunder, under the


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Security Agreement, and applicable law.  In such event, (a) Creditors may individually pursue their rights and remedies pursuant to applicable law, and
(b) no further notices need be given to the Debtor other than such notices as are required by applicable law.


                                  Article VII
                                  -----------

                        COMMITTEE AND DISBURSING AGENT
                        ------------------------------

     7.1     Authority of the Committee.  The Committee shall continue to
             --------------------------
represent all Creditors. The Creditors authorize the Committee to act for them, directly and agents, in all matters related to this Agreement, including the modification of any terms, conditions, or covenants hereof or thereof. Creditors shall be bound by all decisions made and actions taken or directed by the Committee, and neither the Committee nor any of its members shall be liable to any Creditor for any action taken or not taken by it or them in good faith.

     7.2     Resignation and Replacement of Committee Members.  In the event
             ------------------------------------------------
that one or more members of the Committee shall resign or otherwise become unable to serve, the remaining members may select replacements from those Creditors willing to serve. In addition, the Committee may authorize the addition of Creditors to the Committee and elect the representative of any Creditor serving on the Committee to serve as the Chair of the Committee. The Debtor shall be given prompt notice of any changes in the composition of the Committee.

     7.3     Expenses of the Committee.  The Debtor shall pay all reasonable
             -------------------------
expenses incurred by the Committee and all fees and expenses of the Disbursing Agent in the performance of their duties under this Agreement, including reasonable attorney fees, upon presentation of appropriate evidence thereof. The Debtor shall not, however, be required to pay any fee to a member of the Committee for service on the Committee.

     7.4     Procedure for Committee Action.  Any decision of the Committee to
             ------------------------------
take any action or give any consent shall be made by majority vote of the members of the Committee. Such action or consent shall be effectively communicated to the Debtor or


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any third party if communicated in a writing signed by the Chair of the
Committee, and the Debtor shall be entitled to rely on any communication from the Chair of the Committee.

     7.5     Appointment of Disbursing Agent.  CMA shall be the disbursing
             -------------------------------
agent ("Disbursing Agent") under this Agreement and shall continue to serve in such capacity until completion of its duties under this Agreement or until CMA resigns or is removed. If CMA ceases to serve as Disbursing Agent, the Committee shall have the authority to appoint a replacement Disbursing Agent.

     7.6     Duties of Disbursing Agent.  The Disbursing Agent shall make the
             --------------------------
distributions required under this Agreement and shall perform all duties incident thereto that the Disbursing Agent is instructed to perform by the Committee including, but not limited to, maintenance of the Claims Reserve and records identifying claims and the names and addresses of Creditors. The Disbursing Agent shall keep the Claims Reserve as a segregated account. As to all matters relating to the performance of its duties hereunder, the Disbursing Agent shall be acting as agent for the Creditors. The Disbursing Agent shall be entitled to rely on instructions received from the Committee, except that determination of the amounts of Allowed Claims shall be made in accordance with
Article I hereof. The duties of the Disbursing Agent shall be ministerial only, and neither the Disbursing Agent nor any of its officers, directors or agents shall be liable to any Creditor for any action taken or not taken by it or them in good faith.

     7.7     Fees and Expenses of the Disbursing Agent.  As compensation for
             -----------------------------------------
its services, the Disbursing Agent shall receive a fee of five percent (5%) of the first $100,000 distributed, 3% of the next $900,000 distributed and .5% of any amounts over $1,000,000.


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                                 Article VIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

     8.1     Governing Law.  This Agreement and all controversies relating to
             -------------
the subject matter hereof shall be governed by and determined in accordance with the laws of the State of California without application of any conflict of laws rules or principles that would refer such controversy to the law of any other jurisdiction.

     8.2 All notices, requests, or other communications required or permitted under this Agreement shall be effective only if in writing and delivered personally, by overnight courier, or by facsimile transmission, addressed as follows:

     If to the Debtor, to:

                      Viador, Inc.
                      977 Benecia Ave.,
                      Sunnyvale, CA 94085
                      Attn:  Nate Cammack, CFO
                      Facsimile:  (408) 735-8926

          With a copy to:

                      Brooks & Raub, A Professional Corporation
                      721 Colorado Avenue, Suite 101
                      Palo Alto, California 94303-3913
                      Attn:  Lincoln A. Brooks
                      Facsimile: (650) 321-1450

     If to the Committee, to:

                      Phil Turner
                      Jacobs Fulton Design Group
                      745 Emerson Street
                      Palo Alto, CA 94301
                      Facsimile: (650) 328-2446

          With a copy to:

                      Bennett G. Young
                      LeBoeuf, Lamb, Greene & MacRae, LLP
                      One Embarcadero Center, Suite 400
                      San Francisco, CA 94111
                      Facsimile: (415) 951-1180

     If to CMA, to:

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                      CMA Business Credit Services
                      2557 Merced St.,
                      San Leandro, California 94577
                      Attn: Ms. Michelle McClinton
                      Facsimile: (510) 346-6020

     Notices to particular Creditors shall be addressed and delivered to the addresses or facsimile numbers shown on their Consents. Each party may change its address or facsimile notice by giving notice of such change in the manner specified in this section. Notice shall be deemed effectively given at the time it is received if given by personal delivery or overnight courier or at the time shown on the transmittal confirmation of the sender's facsimile machine if given by facsimile transmission.

     8.3     Counterparts.  This Agreement, when executed by the Debtor and the
             ------------
Committee, and the Consents, when executed by Creditors, shall constitute a single agreement.

     8.4     Captions.  The captions used in this Agreement are for the
             --------
convenience of the parties, and shall not be utilized to construe or interpret the provisions of this Agreement.

     8.5     Entire Agreement.  This Agreement, the Consents, and the Security
             ----------------
Agreement shall constitute the entire agreement of the Debtor, the Creditors and the Committee, and supersede and replace all prior and contemporaneous agreements, documents, or understandings, whether written or oral. All such prior and contemporaneous agreements, documents, and understandings shall have no legal effect. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of this Agreement shall prevail.

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     IN WITNESS WHEREOF, the Debtor and the Committee have executed this
Agreement as of the date written below and each Creditor shall be deemed to have executed this Agreement by execution of a Consent.

           Dated:
                   ----------

                                      Viador, Inc.


                                      By:
                                          -----------------------------------
                                                Stan Wang, President


                                      Committee of Creditors of Viador, Inc.


                                      By:
                                          ------------------------------------
                                                  Phil Turner, Chair


                                      CREDIT MANAGERS ASSOCIATION OF CALIFORNIA


                                      By:
                                          -----------------------------------
                                                     Robert Hoder


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                                 VIADOR, INC.

                               WORKOUT AGREEMENT

                                   CONSENT


     The undersigned Creditor ("Creditor") hereby accepts all of the terms and conditions of the Workout Agreement of Viador, Inc. ("Debtor"), dated December 11, 2001 ("Workout Agreement"). I certify that I have read the Workout Agreement and understand all of its terms, including the provisions that (a) the cash I receive will be in full satisfaction of my Unsecured Claim (as defined in the Workout Agreement) and (b) the Committee is authorized to act on my behalf in connection with all matters related to my Unsecured Claim.
I further certify that, as of September 30, 2001, the amount of my Unsecured Claim is $_______________. [Do not include charges after September 30, 2001.]



Legal Name of Creditor  .................
                                          -------------------------------------
Signature of Creditor or Authorized
  Representative  ....................... /s/
                                          -------------------------------------

Printed or Typed Name of Person
  Signing  ..............................
                                          -------------------------------------

Title of Person Signing  ................
                                          -------------------------------------

Address of Creditor  ....................
                                          -------------------------------------

Telephone Number  ....................... (   )
                                          -------------------------------------

Facsimile Number  ....................... (   )
                                          -------------------------------------


      PLEASE SIGN AND RETURN TO:   Ms. Michelle McClinton
                                   CMA Business Credit Services
                                   2557 Merced Street,
                                   San Leandro, California  94577-9922
                                   Facsimile:  (510) 346-6020

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